UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017

TriLinc Global Impact Fund, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.   New Investments Press Release

TriLinc Global Impact Fund announced today that it has approved an additional $20.4 million in term loan and trade finance facilities to companies operating in Sub-Saharan Africa and Latin America, bringing total financing commitments as of May 31, 2017 to $281.6 million for business expansion and socioeconomic development through its holdings in Sub-Saharan Africa, Latin America, and Southeast Asia.

Los Angeles, CA (June 8, 2017) - TriLinc Global Impact Fund (“TriLinc” or the “Company”) announced today that it recently approved $20.4 million in term loan and trade finance transactions with companies operating in Sub-Saharan Africa and Latin America. The transaction details are summarized below.

TriLinc is an impact investing fund that provides growth-stage loans and trade finance to established small and medium enterprises (“SMEs”) in developing economies where access to affordable capital is significantly limited.  Impact Investing is defined as investing with the specific objective of achieving a competitive financial return as well as creating positive, measurable impact in communities across the globe.

TriLinc recently approved $20.4 million in term loan and trade finance transactions that meet the Company’s requirements for underwriting, economic development, and societal advancement, as described below:

On May 1, 2017, the Company funded $200,000, as part of an existing senior secured purchase order revolving credit facility to a Peruvian diaper manufacturer. Priced at 12.00%, the transaction will mature on July 28, 2021. The borrower anticipates that TriLinc’s financing will support efforts in expanding its distribution network to continue offering high quality products to low-income families throughout Peru.

Between May 1 and May 31, 2017, TriLinc funded 11 separate transactions, totaling $8,640,000, as part of an existing $9,000,000 revolving trade finance facility with an Ecuadorian shrimp exporter, whose local suppliers of farm-raised shrimp are all licensed by INP, an Ecuadorian institute specializing in biological, technological, and economic research aimed at the management and development of sustainable fisheries. With a fixed interest rate of 9.25%, the transactions are set to mature between September 4, 2017 and September 4, 2018.  The financings are secured by inventory, accounts receivable, and purchase contracts.  The borrower uses state-of-the-art, cost-efficient cooling and freezing equipment to preserve the quality of its product and reduce its environmental footprint. TriLinc’s financing will support the borrower’s position as Ecuador’s seventh-largest shrimp exporter, and strengthen the borrower’s ability to offer competitive wages, health services, and childcare support to its employees.

Between May 5 and May 30, 2017, TriLinc funded six separate transactions, totaling $2,399,000, as part of an existing $5,000,000 revolving trade finance facility with a Dolphin-Safe certified Ecuadorian tuna processor and exporter.  Priced at 9.50%, the transactions are set to mature between August 7, 2017 and June 8, 2018 and are secured by inventory and accounts receivable.  TriLinc’s financing will support the borrower’s job creation efforts, as the borrower anticipates that it will increase its processing capacity by 30% in the next three years, requiring another work shift and a substantial increase in its workforce.  The borrower is dedicated to the wellbeing of its employees, as shown by offering them extensive training programs upon hiring, and performing human resource studies to measure the happiness and efficiency of its employees.

On May 12, 2017, TriLinc funded one transaction, totaling $52,661, as part of an existing $2,500,000 revolving trade finance facility with a family-owned Uruguayan citrus producer that specializes in growing, processing, packing, and exporting citrus fruits, juice concentrate, and essential oils. The borrower is certified under the guidelines of Tesco Nurture and Unilever’s sustainable agriculture code, demonstrating its commitment to operating in an environmentally responsible manner. With a fixed rate of 9.00%, the transaction is set to mature on May 7, 2018, and is secured by inventory. The borrower anticipates that TriLinc’s financing will support its efforts in increasing agricultural production to meet the demand stemming from new international markets, thereby facilitating export diversification in Uruguay.

On May 15, 2017, TriLinc funded $1,891,629, as part of an existing $8,000,000 senior secured revolving receivables trade finance facility to a global metals trader based in the United Kingdom and operating in Africa. With an interest rate of six month Libor + 6.00%, the transaction is set to mature on December 31, 2017, and is secured by a bill of exchange and sales contracts. TriLinc’s financing will facilitate the trade of London Metal Exchange registered, full plate nickel cathodes, which are used extensively as inputs in infrastructure development projects worldwide.

Between May 22 and May 23, 2017, TriLinc funded two separate transactions, totaling $512,395, to an Earth Island Institute Dolphin-Safe-certified Ecuadorian fish processing and exporting company as part of an existing $2,000,000 revolving senior secured trade finance facility at a fixed interest rate of 9.00%. With a maturity date of August 18, 2018, these transactions are secured by specific receivables and inventory destined for export. The borrower anticipates that TriLinc financing will continue to support employment generation and increases in employee wages, in addition to the company’s commitment to waste management and water recycling initiatives on its premises.

On May 31, 2017, TriLinc funded $6,754,720, as part of an existing senior secured $14,000,000 five-year term loan facility with a Brazilian information technology service provider. With a fixed rate of 13.50%, the transaction is set to mature on October 31, 2019 and is secured by service contracts and receivables. The company anticipates that TriLinc financing will enable the company to continuing pursuing its long-term growth objectives and support job creation.

“In May, TriLinc extended additional financing to seven of its existing trade finance and term loan borrowers in five countries,” said Gloria Nelund, CEO of TriLinc.  “TriLinc’s ability to offer both short-term revolving facilities and longer term loans makes it possible for growing enterprises to access flexible and timely capital, supporting economic development and competitiveness in countries that lack adequate financing opportunities.”

About TriLinc Global Impact Fund

TriLinc is a non-traded, externally managed, limited liability company that makes impact investments in SMEs in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact.  TriLinc invests in SMEs through experienced local market sub-advisors, and expects to create a diversified portfolio of financial assets consisting primarily of collateralized private debt instruments.  In addition, the Company aggregates and analyzes social, economic, and environmental impact data to track progress and measure success against stated objectives.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and regulations.  These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will" and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material.  The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company's expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

June 8, 2017	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer